As filed with the Securities and Exchange Commission on November 14, 2018

Registration No. 333-215286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Helius Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4787690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

(215) 944-6100

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Philippe Deschamps

President and Chief Executive Officer

Helius Medical Technologies, Inc.

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

(215) 944-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darren DeStefano

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5640

(703) 456-8034

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-215286) is filed pursuant to Rule 462(d) solely to add an updated Exhibit 5.1 with respect to such Registration Statement. The Registration Statement was previously filed by the Registrant as a Wyoming corporation prior to the Registrant’s conversion into a Delaware corporation in July 2018. No changes or additions are being made hereby to the existing prospectus and prospectus supplements that already form a part of such registration statement. Accordingly, such existing prospectus and prospectus supplements are omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

2.1+	Agreement and Plan of Merger among Helius Medical Technologies, Inc., HMT Mergersub, Inc. and NeuroHabilitation Corporation, dated June 6, 2014 (incorporated by reference to Exhibit 10.6 to the Form S-1 filed with the SEC on July 14, 2014)

4.1+	Certificate of Conversion filed with the Delaware Secretary of State on July 18, 2018 (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed with the SEC on August 9, 2018)

4.2+	Corrected Certificate of Incorporation filed with the Delaware Secretary of State on October 24, 2018 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on October 30, 2018)

4.3+	Bylaws as amended and restated (incorporated by reference to Exhibit 3.3 to the Form 10-Q filed with the SEC on August 9, 2018)

4.4+	Form of Warrant (included in Exhibit 4.5)

4.5+	Warrant Indenture dated April 18, 2016 by and between Helius Medical Technologies, Inc and Computershare Investor Services Inc. (incorporated by reference to Exhibit 4.1 to amendment no. 1 to the Form 8-K filed with the SEC on April 18, 2016 and amended on April 20, 2016)

4.6+	Form of Indenture (incorporated by reference to Exhibit 4.7 to Form S-3 filed with the SEC on December 23, 2016)

4.7+	Form of Warrant to Purchase Class A Common Stock (incorporated by reference to Exhibit 4.8 to Form S-3 filed with the SEC on December 23, 2016)

4.8+	Form of Warrant to Purchase Debt Securities (incorporated by reference to Exhibit 4.9 to Form S-3 filed with the SEC on December 23, 2016)

5.1	Opinion of Cooley LLP

12.1*	Statement Regarding Computation of Ratios

23.1+	Consent of Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to Form S-3 filed with the SEC on December 23, 2016)

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1+	Power of Attorney

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Indenture

+	Previously filed.
*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.
**	To be filed, if necessary, separately under electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Commonwealth of Pennsylvania, on the 14th day of November, 2018.

HELIUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ Philippe Deschamps
Philippe Deschamps
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philippe Deschamps Philippe Deschamps	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2018

/s/ Joyce LaViscount Joyce LaViscount	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2018

Dane Andreeff	Director	November 14, 2018

* Blane Walter	Director	November 14, 2018

* Thomas Griffin	Director	November 14, 2018

* Edward M. Strawt	Director	November 14, 2018

* Huaizheng Peng	Director	November 14, 2018

* Mitchell E. Tyler	Director	November 14, 2018

* By:	/s/ Philippe Deschamps Philippe Deschamps
Attorney-in-Fact